UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2012 (February 27, 2012)

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

TENNESSEE	1-12762	62-1543819
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300
Memphis, Tennessee	38138
(Address of principal executive offices)	(Zip Code)

(901) 682-6600

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

On February 27, 2012, the registrant issued a press release announcing the offering of 1,700,000 shares of common stock in an underwritten public offering. UBS Investment Bank and Jefferies & Company, Inc. will act as joint bookrunning managers for the offering. MAA has also granted the underwriters a 30-day option to purchase up to an additional 255,000 shares of common stock to cover overallotments, if any. The offering is subject to customary closing conditions. MAA intends to use the net proceeds to partially fund acquisition and development plans for 2012, repay existing indebtedness and other general corporate purposes. All of the shares of common stock are being offered by MAA and will be issued under MAA's currently effective shelf registration statement filed with the Securities and Exchange Commission.

The information furnished on Exhibit 99.1 is hereby incorporated by reference under this Item 7.01 as if fully set forth herein.

The information presented herein under Item 7.01 shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

ITEM 9.01 Financial Statements and Exhibits

(c)	Exhibits

	Exhibit Number	Description
	99.1	Press Release dated February 27, 2012
(furnished)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.
Date: February 27, 2012	/s/Albert M. Campbell, III
Albert M. Campbell
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)